ARTICLES OF INCORPORATION
                                       OF
                               ISG RESOURCES, INC.

         The undersigned natural person of the age of 18 years or older, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (as it may be amended from time to time, the "Act"), adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                      NAME

         The  name  of  this   corporation   is  "ISG   Resources,   Inc."  (the
"Corporation").
                                   ARTICLE II
                                     PURPOSE

         The Corporation is organized to engage in any lawful act or activity for which corporations may be organized under the Act.

                                   ARTICLE III
                               AUTHORIZED CAPITAL

         3.1 The total number of shares the Corporation is authorized to issue is 10,000,000, no par value, which shall be divided into two classes as follows:
2,000,000  Preferred  Shares and 8,000,000  Common Shares.

         3.2 The preferences, limitations and relative rights of each class of shares (to the extent established hereby), and the express grant of authority to the board of directors to amend these articles of incorporation to divide the Preferred Shares into series, to establish and modify the preferences, limitations and relative rights of the Preferred Shares, and to otherwise make changes affecting the capitalization of the Corporation, subject to certain limitations and procedures and as permitted by Section 16-10a-602 of the Act, are as follows:

                  A. Common Shares.

                        1. Each outstanding Common Share shall be entitled to one vote on each matter to be voted on by the shareholders of the Corporation.

                        2. Subject to any rights that may be conferred upon any Preferred Shares, upon dissolution the holders of Common Shares then outstanding shall be entitled to receive the net assets of the Corporation. Such net assets shall be divided among and paid to the holders of Common Shares, on a pro-rata basis, according to the number of Common Shares held by them.

                        3. Subject to any rights that may be conferred upon any shares of Preferred Shares, dividends may be paid on the outstanding Common Shares if, as and when declared by the board of directors, out of funds legally available therefor.

                        4. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Shares.

                  B. Preferred Shares. The board of directors, without shareholder action, may amend the Corporation's articles of incorporation, pursuant to the authority granted to the board of directors by Section 16-10a-1002(1)(e) of the Act, to do any of the following:

                        1. designate and determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth in section 16-10a-601 of the Act, of the Preferred Shares before the issuance of any Preferred Shares;

                        2. create one or more series of Preferred Shares, fix the number of shares of each such series (within the total number of authorized Preferred Shares available for designation as a part of such series), and designate and determine, in whole or in part, the preferences, limitations, and relative rights of each series of Preferred Shares, within the limits set forth in Section 16-10a-601 of the Act, all before the issuance of any shares of such series;

                        3. alter or revoke the preferences, limitations and relative rights granted to or imposed upon the Preferred Shares (before the issuance of any Preferred Shares), or upon any wholly unissued series of Preferred Shares; or

                        4. increase or decrease the number of shares constituting any series of Preferred Shares, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized Preferred Shares available for designation as a part of such series.

                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation is 136 East South Temple, Suite 1300, Salt Lake City, Utah 84111. The name of the Corporation's initial registered agent at that address is Brett A. Hickman.

                                    ARTICLE V
                           INITIAL BOARD OF DIRECTORS

         The Corporation's board of directors shall consist of at least two persons, with the precise number to be specified in accordance with the bylaws of the Corporation. The names and addresses of the initial directors, who shall serve until the first annual meeting of the shareholders or until their successors are elected and have qualified are:

                                        Joseph M. Silvestri
                                        136 East South Temple, Suite 1300
                                        Salt Lake City, UT  84111

                                        R Steve Creamer
                                        136 East South Temple, Suite 1300
                                        Salt Lake City, UT  84111

                                   ARTICLE VI
                      LIMITATION OF LIABILITY OF DIRECTORS

         To the fullest extent permitted by the Act or any other applicable law as now in effect or as may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any action or failure to act by such director occurring prior to such amendment or repeal.

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 The Corporation shall indemnify and advance expenses to the directors and officers of the Corporation to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the Corporation shall indemnify and advance expenses to the directors and officers of the Corporation in all cases in which a corporation may indemnify and advance expenses to a director or officer under sections 16-10a-902 and 16-10a-904, respectively, of the Act. The Corporation shall consider and act expeditiously as possible upon any and all requests by a director or officer for indemnification or advancement of expenses.

         7.2 The board of directors may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer of the Corporation to any extent consistent with public policy, as determined by the general or specific actions of the board of directors.

         7.3 By action of the board of directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have the power to indemnify such person under the applicable provisions of the Act.

         7.4 No amendment to or repeal of this Article VII shall affect the right of any of the Corporation's directors, officers, employees or agents to indemnification for any liability or alleged liability for or with respect to any action or failure to take any action by such person occurring prior to such amendment or repeal.

                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the incorporator is:

                      William R. Gray             201 South Main, Suite 1800
                                                  Salt Lake City, UT  84111

         DATED this ____ day of July, 1998.

                                                  ------------------------------
                                                  William R. Gray, Incorporator

                       ACKNOWLEDGEMENT OF REGISTERED AGENT

         The undersigned hereby accepts and acknowledges appointment as initial registered agent of the Corporation named above.

                                                     Brett A. Hickman